UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities and Exchange Act of 1934

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         Date of Report (Date of earliest event reported): April 6, 2001
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                          WAVERIDER COMMUNICATIONS INC.
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               (Exact name of registrant as specified in charter)


                                     NEVADA

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         (State or other jurisdiction of incorporation or organization)



                               0-25680 33-0264030
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        (Commission File Number) (I.R.S. Employer Identification Number)



         255 Consumers Road, Suite 500, Toronto, Ontario, Canada M2J 1R4
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               (Address of principal executive offices) (Zip Code)



                                 (416) 502-3200

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              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

This document contains forward-looking statements that involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the development of the Internet as a commercial medium, market acceptance risks, technological development risks, seasonality and other risk factors detailed in the Company's filings with the Securities and Exchange Commission

Can you provide more details on your recently announced LMS2100 and LMS3100?

WaveRider recently announced extensions to its Last Mile Solution(R) family - the LMS2100 and the LMS3100. Both products are an economical entry point into WaveRider's Last Mile Solution (LMS) family. They allow an ISP to start with a low cost solution that can later be upgraded to the larger LMS network solutions.

Features of the LMS2100 include:

o         Capacity for up to 90 commercial LANs per system
o Provides transmission rates of up to 11 MBPS o Range - up to 10 miles (16 km)
o         Uses the  License  exempt 2.4 GHz  frequency  band
o         Connects to a standard IP router
o         Fully upgradeable to a network-managed WaveRider LMS2000 system

Features of the LMS3100 include:

o        Capacity for up to 300 subscribers per system
o        Provides both line of sight and non-line of sight capability
o        1 Mbps maximum data rate
o        Range - up to 1 mile (1.5 km) non-line of sight
o        Range - up to 4 miles (7 km) line-of-sight
o        Uses the license exempt 902 - 928 MHz frequency band
o        High performance user installable indoor subscriber antenna
o        Fully upgradeable to a network-managed WaveRider LMS3000 system


We expect that the ability to upgrade to the full WaveRider LMS systems will be particularly attractive to service providers in developing markets. This important feature allows for a much lower initial investment while providing the ability to fully enhance the system when the business grows to the point where the full management and capacity capabilities of a full function LMS system is required.

The upgrade involves adding a WaveRider Network Access Point, which includes the ability to increase total system capacity and adds the functionality of WaveRider's Network Management System, providing a central access point for Internet Access, full system based management of IP addressing and offers optional Advanced Bandwidth Manager. There is only a software change made to existing products, through remote access, to integrate all features.

We are currently conducting several Network Feasibility Assessments which is the first step in the sales process.

How is WaveRider's LMS3000 installation going at Platinum Communications?

After several months of testing the LMS3000 system at Platinum's High River installation, Platinum is now actively marketing wireless Internet access to both business and residential customers. With about 100 subscribers at present, the network is working smoothly and efficiently with speeds in some cases exceeding 1 Mbps. Platinum has expressed that its customers are more than pleased with the performance of the wireless Internet access.

From  WaveRider's  perspective,   the  Platinum  experience  has  validated  our
non-line-of-sight technology, and, of equal importance, has proven the WISP business case. Platinum plans to accelerate the build-out of its system and plans to expand into several new communities in the coming months.

Platinum's High River wireless Internet network has been an ideal beta installation for WaveRider given the proximity to our R & D center. WaveRider has learned much from the pilot experience and this knowledge will facilitate smoother installations in the future. Platinum has proven to be a valued and supportive customer and has been most cooperative in demonstrating their wireless installation to prospective customers and financial analysts. Their support and cooperation is much appreciated.

In your most recent conference call you stated that WaveRider expects revenue to exceed $20 million in 2001 and projects continued revenue growth to approximately $80 million in 2002. In addition, you also stated that with the progress on margins and ongoing expense control, the company expects to break even for the month of December and to be profitable in 2002. Are you still comfortable with those projections at this time?

We have no reason to change our expectation at this time. WaveRider's NCL product line and the LMS2000 have now been proven in the market place with an expanding list of satisfied customers. With the commercial launch of the LMS3000 and the introduction of the LMS2100 and the LMS3100, market interest in the company's complete product line is accelerating. We believe that our revenue expectations remain realistic.

At the same time, recognizing the current market conditions, WaveRider is taking actions to curtail all discretionary spending to control costs growth without impeding the projected revenue growth. This is, also, in keeping with the guidance provided.

How is the question of revenue recognition regulations impacting WaveRider.

When reporting revenue, public companies are required to follow specific SEC rules and regulations. Failure to comply with these rules can result in negative repercussions as shown by some recent high profile instances. WaveRider takes these rules extremely seriously and, with the support of our auditors, PricewaterhouseCoopers, makes every effort to ensure compliance.

Standard Accounting Bulletin (SAB) 101 set out very specific guidelines for the recognition of revenue. The rules not only require shipment of product but the conclusive evidence the ownership has passed to the customer, that the customer has the ability to pay for the goods and that all contract requirements have been fulfilled. Issues such as warranty and returns experience, acceptance clauses, customer credit history, and anticipated product updates are all taken into account. For a relatively new company with new technology and new products these issues become even more important. In practise, in this early stage of our development, each sales contract must be interpreted on its own which further complicates revenue recognition and the audit process.

Was the recent Las Vegas IWCE show successful for WaveRider?

The International Wireless Communications Expo 2001 (IWCE) in Las Vegas was a successful show for WaveRider. The event featured more than 1,000 exhibitors from the wireless and radio communications industry, and attracted thousands of representatives from companies all over North America and International regions looking for the latest in wireless communications.

WaveRider attracted more than 250 visitors to our booth with a specific interest in delivering wireless Internet access in their regions.

IWCE2001 was the venue for the official commercial launch of WaveRider's LMS3000. The result of 3 years of research and development, the LMS3000 is now the world's first fixed wireless non-line-of-sight wireless network.

Visitors were provided a demonstration of our new technology, wireless end-user modem and antenna and were able to experience the speed and performance first-hand via the LMS3000 link in the booth.

The new LMS3100 and LMS2100 entry-level wireless networks were also featured at our booth at IWCE. We believe the LMS3100 was extremely well received and was viewed as an ideal solution for wireless networking companies to break into the wireless Internet access market and serve residential and small business customers. We had to do several re-prints of the LMS3100 product sheets to keep up with the demand for information on this product.

Since one of the most compelling features of WaveRider's non-line-of-sight networks is its ability to enable ISPs and carriers to serve residential customers, we attempted to feature this capability in our booth. A 10 by 10 foot `house/home office' was constructed in the booth, complete with angled roof, houseplants, windows, front door - and even a mailbox. The LMS3000 indoor directional antenna was mounted in the window of the house and the LMS3000 modem placed next to the PC on the office desk in the house. This `home office computer' was connected to the Internet via a wireless link to the LMS3000 CAP, which was set up outside of the house.

Visitors to the booth watched television news stations via the Internet, surfed the web, viewed the webcam and downloaded movie trailers via the LMS3000.

If any stakeholders have questions on the above or any other issues, we encourage you to contact us.

                     WaveRider is a registered trademark of
                        WaveRider Communications Inc (C)
                            Copyright 2001 WaveRider
                               Communications Inc.

Signatures:

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 6, 2001

                                             WaveRider Communications Inc.

                                             Per: /s/ D. Bruce Sinclair
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                                             D. Bruce Sinclair, President & CEO